EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Fourth Quarter and Year-End 2018 Results

ENGLEWOOD CLIFFS, N.J., Jan. 24, 2019 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $18.7 million for the fourth quarter of 2018 compared with $19.9 million for the third quarter of 2018 and $10.6 million for the fourth quarter of 2017. Diluted earnings per share were $0.58 for the fourth quarter of 2018 compared with $0.61 earned in the third quarter of 2018 and $0.33 earned in the fourth quarter of 2017. Full-year 2018 income increased 39.6% to $60.4 million, compared with $43.2 million for the full-year 2017. Diluted earnings per share for the full-year 2018 was $1.86, compared with $1.34 for the full-year 2017.

Adjusted net income amounted to $19.2 million, or $0.59 earnings per share, for the fourth quarter of 2018; $18.5 million, or $0.57 earnings per share, for the third quarter of 2018; and $16.3 million, or $0.51 earnings per share, for the fourth quarter of 2017. Adjusted net income for the fourth quarter of 2018 excludes $0.7 million in after-tax merger-related expenses and $0.2 million benefit resulting from ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. Adjustments to prior periods primarily related to adjustments to deferred tax valuations due to changes in tax legislation. See supplemental tables for a reconciliation of GAAP earnings to adjusted earnings.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “We are extremely pleased with our fourth quarter and year-end results, highlighted by continued solid deposit and loan growth, and continued strong growth in tangible book value per share. We also continue to be one of the most efficient banks in the country with our efficiency ratio remaining in the low 40 percent range. For the quarter, adjusted return on assets and adjusted return on tangible common equity reached new highs at 1.45% and 16.69%, respectively. Despite a tighter operating environment, period-end loans grew on a sequential basis in excess of 7% annualized including commercial loans which grew 18% annualized, while average total deposits increased by more than 11% annualized including noninterest-bearing demand growth in excess of 7% annualized. Deposit growth continues to keep pace with loan growth, reflecting a stable loan to deposit ratio of approximately 111% over the course of 2018. We have also made substantial headway in diversifying our loan mix. The Bank’s commercial real estate loan concentration as a percentage of regulatory capital declined significantly to 480% at December 31, 2018 from 568% at year-end 2017. With regard to the previously announced acquisition of Greater Hudson Bank, the deal closed on January 2, 2019 and we are on track to meet all financial metrics disclosed when the transaction was announced in July 2018. We are excited about serving our new clients and the lower Hudson Valley region.”

Operating Results

Fully taxable equivalent net interest income for the fourth quarter of 2018 was $40.7 million, an increase of $0.2 million, or 0.6%, from the third quarter of 2018, resulting primarily from an increase in total interest-earning assets of 1.7%, partially offset by a contraction in the net interest margin of 3 basis-points to 3.27% from 3.30%. Included in net interest income were purchase accounting adjustments of $0.1 million during the fourth quarter of 2018 and $0.2 million during the third quarter of 2018. Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.25% in the fourth quarter of 2018, contracting by 4 basis-points from the third quarter of 2018 adjusted net interest margin of 3.29%.  The decrease in the adjusted net interest margin was primarily attributable to increases in deposit funding costs, partially offset by a higher yield earned on loans, an improved asset-mix and growth in noninterest-bearing deposits.

Fully taxable equivalent net interest income for the fourth quarter of 2018 decreased by $0.1 million, or 0.2%, from the fourth quarter of 2017, resulting from contraction in the net interest margin of 24 basis-points to 3.27% from 3.51%, partially offset by an increase in total average interest-earning assets, primarily loans, of 7.3%. Included in net interest income were purchase accounting adjustments of $0.1 million during the fourth quarter of 2018 and $1.0 million during the fourth quarter of 2017.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.25% in the fourth quarter of 2018, contracting by 17 basis-points from the fourth quarter of 2017 adjusted net interest margin of 3.42%. The decrease in the adjusted net interest margin was primarily attributable to a long-term subordinated debt issuance, a change in the taxable equivalent adjustment and increased deposit rates, partially offset by higher rates earned on loans.

Noninterest income totaled $1.5 million in the fourth quarter of 2018, $1.4 million in the third quarter of 2018 and $2.0 million in the fourth quarter of 2017. Noninterest income consists of income on bank owned life insurance, net gains on sales of loans held-for-sale and deposit service fees, loan fees, and other income. Last year’s fourth quarter included a $0.5 million gain on sale of non-relationship, multifamily loans.

Noninterest expenses totaled $18.3 million for both the fourth quarter of 2018 and third quarter of 2018 and $16.6 million for the fourth quarter of 2017. Noninterest expenses increased by $1.7 million from the prior year quarter due primarily to increases in salaries and employee benefits ($0.6 million) and professional and consulting ($0.5 million), both due to increased levels of business and staff resulting from organic growth, and merger-related expenses ($0.9 million), offset by a decrease in a valuation allowance adjustment of taxi medallion loans held-for-sale ($0.3 million).

Income tax expense was $3.6 million for the fourth quarter of 2018, $2.1 million for the third quarter of 2018 and $12.7 million for the fourth quarter of 2017. Included in income tax expense were benefits of $0.2 million and $0.3 million for the fourth quarter 2018 and third quarter 2018, respectively, resulting from ASU 2016-09. Also included in the third quarter of 2018 income tax expense was a benefit of $1.4 million resulting from Federal and NJ deferred tax asset (“DTA”) adjustments. Income tax expense for the fourth quarter of 2017 included an estimated $5.6 million DTA valuation charge related to the Tax Cuts and Jobs Act of 2017. Excluding these income tax expense adjustments, the Company’s effective tax rate declined to 17% for both the fourth quarter of 2018 and third quarter of 2018 from 31% for the fourth quarter 2017, largely resulting from a decline in the statutory federal income tax rate. The effective tax rate utilized to accrue income tax expense in 2019 is anticipated to increase due to recent NJ corporate tax legislation. At this time, such rate has yet to be determined.

Asset Quality

The provision for loan losses was $1.1 million in both the fourth and third quarters of 2018, and $2.0 million in the fourth quarter of 2017.  The decrease from the prior year quarter was primarily the result of slower loan growth.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $51.9 million at December 31, 2018, $53.0 million at September 30, 2018 and $66.2 million at December 31, 2017. Included in nonperforming assets were taxi medallion loans totaling $28.0 million at December 31, 2018, $28.5 million at September 30, 2018 and $46.8 million at December 31, 2017.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.95% at December 31, 2018, 0.99% at September 30, 2018 and 1.29% at December 31, 2017.  Excluding the taxi medallion loans, nonaccrual loans were $23.8 million at December 31, 2018, $24.5 million at September 30, 2018 and $18.8 million at December 31, 2017, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.53%, 0.55% and 0.46%, respectively. The annualized net loan charge-off (recovery) ratio was 0.08% for the fourth quarter of 2018, (0.01)% for the third quarter of 2018 and 0.01% for the fourth quarter of 2017. The allowance for loan losses represented 0.77%, 0.78%, and 0.76% of loans receivable as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 146.8% as of December 31, 2018, 141.6% as of September 30, 2018 and 168.4% as of December 31, 2017.

Selected Balance Sheet Items

At December 31, 2018, the Company’s total assets were $5.5 billion, an increase of $354 million from December 31, 2017, largely the result of an increase in total loans (loan originations less pay-downs and pay-offs) of $345 million. The Company’s stockholders’ equity was $614 million at December 31, 2018, an increase of $48 million from December 31, 2017. The increase in stockholders’ equity was primarily attributable to increases in retained earnings of $51 million, partially offset by increases in accumulated other comprehensive losses of $5 million. As of December 31, 2018, the Company’s tangible common equity ratio and tangible book value per share were 8.77% and $14.42, respectively. Tangible book value per share increased $0.55, or 4.0%, from the sequential quarter, and by $1.41, or 10.8%, from year end 2017. As of December 31, 2017, the tangible common equity ratio and tangible book value per share were 8.41% and $13.01, respectively. Total goodwill and other intangible assets were approximately $148 million as of December 31, 2018 and December 31, 2017.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth Quarter 2018 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 24, 2019 to review the Company's financial performance and operating results.  The conference call dial-in number is 856-344-9316, access code 5122542. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 24, 2019 and ending on Thursday, January 31, 2019 by dialing 719-457-0820, access code 5122542. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 29 banking offices located in New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.ConnectOneBank.com.

Forward-Looking Statements
This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532; twalter@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	December 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash and due from banks	$39,161	$52,565
Interest-bearing deposits with banks	133,205	97,017
Cash and cash equivalents	172,366	149,582

Securities available-for-sale	412,034	435,284
Equity securities	11,460	-

Loans held-for-sale	-	24,845

Loans receivable	4,541,092	4,171,456
Less: Allowance for loan losses	34,954	31,748
Net loans receivable	4,506,138	4,139,708

Investment in restricted stock, at cost	31,136	33,497
Bank premises and equipment, net	19,062	21,659
Accrued interest receivable	18,214	15,470
Bank owned life insurance	113,820	111,311
Other real estate owned	-	538
Goodwill	145,909	145,909
Core deposit intangibles	1,737	2,364
Other assets	30,216	28,275
Total assets	$5,462,092	$5,108,442

LIABILITIES
Deposits:
Noninterest-bearing	$768,584	$776,843
Interest-bearing	3,323,508	3,018,285
Total deposits	4,092,092	3,795,128
Borrowings	600,001	670,077
Subordinated debentures (net of $1,599 and $456 in debt issuance costs)	128,556	54,699
Other liabilities	27,516	23,101
Total liabilities	4,848,165	4,543,005

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	412,546	412,546
Additional paid-in capital	15,542	13,602
Retained earnings	211,345	160,025
Treasury stock	(16,717)	(16,717)
Accumulated other comprehensive loss	(8,789)	(4,019)
Total stockholders' equity	613,927	565,437
Total liabilities and stockholders' equity	$5,462,092	$5,108,442

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/18	12/31/17	12/31/18	12/31/17
Interest income
Interest and fees on loans	$53,306	$46,945	$201,524	$168,824
Interest and dividends on investment securities:
Taxable	2,291	1,757	8,482	6,799
Tax-exempt	899	914	3,276	3,569
Dividends	495	439	2,012	1,421
Interest on federal funds sold and other short-term investments	232	156	839	711
Total interest income	57,223	50,211	216,133	181,324
Interest expense
Deposits	12,398	6,953	39,936	23,670
Borrowings	4,664	3,450	18,982	12,585
Total interest expense	17,062	10,403	58,918	36,255

Net interest income	40,161	39,808	157,215	145,069
Provision for loan losses	1,100	2,000	21,100	6,000
Net interest income after provision for loan losses	39,061	37,808	136,115	139,069

Noninterest income
Annuities and insurance commissions	-	-	-	39
Income on bank owned life insurance	794	779	3,094	3,181
Net gains on sale of loans held-for-sale	30	588	61	708
Deposit, loan and other income	691	657	2,584	2,680
Net gains on sale of investment securities	-	-	-	1,596
Total noninterest income	1,515	2,024	5,739	8,204

Noninterest expenses
Salaries and employee benefits	9,988	9,418	39,584	35,128
Occupancy and equipment	2,001	1,948	8,312	8,163
FDIC insurance	765	935	3,115	3,485
Professional and consulting	1,129	671	3,568	2,863
Marketing and advertising	244	226	980	996
Data processing	1,080	1,069	4,421	4,543
Merger expenses	936	-	1,335	-
Amortization of core deposit intangible	144	169	627	724
Increase in valuation allowance, loans held-for-sale	-	267	-	15,592
Other expenses	1,979	1,863	8,778	7,265
Total noninterest expenses	18,266	16,566	70,720	78,759

Income before income tax expense	22,310	23,266	71,134	68,514
Income tax expense	3,638	12,686	10,782	25,294
Net income	$18,672	$10,580	$60,352	$43,220

Earnings per common share:
Basic	$0.58	$0.33	$1.87	$1.35
Diluted	0.58	0.33	1.86	1.34

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2017

Selected Financial Data	(dollars in thousands)
Total assets	$5,462,092	$5,368,641	$5,275,368	$5,158,368	$5,108,442
Loans receivable:
Commercial	$925,229	$886,212	$808,604	$768,640	$781,698
Commercial real estate	1,279,502	1,282,766	1,282,426	1,275,764	1,232,037
Multifamily	1,562,195	1,504,134	1,480,243	1,400,420	1,403,256
Commercial construction	465,389	494,206	498,607	479,190	483,216
Residential	309,991	295,948	288,449	278,985	271,795
Consumer	2,593	2,508	5,637	2,461	2,808
Gross loans	4,544,899	4,465,774	4,363,966	4,205,460	4,174,810
Unearned net origination fees	(3,807)	(3,287)	(3,112)	(2,781)	(3,354)
Loans receivable	4,541,092	4,462,487	4,360,854	4,202,679	4,171,456
Loans held-for-sale (net of valuation allowance)	-	270	-	45,886	24,845
Total loans	$4,541,092	$4,462,757	$4,360,854	$4,248,565	$4,196,301

Investment securities	$423,494	$421,442	$411,574	$435,929	$435,284
Goodwill and other intangible assets	147,646	147,791	147,936	148,104	148,273
Deposits:
Noninterest-bearing demand	$768,584	$758,213	$765,150	$739,174	$776,843
Time deposits	1,366,054	1,322,747	1,315,843	1,255,654	1,179,969
Other interest-bearing deposits	1,957,454	1,907,805	1,824,417	1,754,759	1,838,316
Total deposits	$4,092,092	$3,988,765	$3,905,410	$3,749,587	$3,795,128

Borrowings	$600,001	$629,979	$628,995	$695,032	$670,077
Subordinated debentures (net of debt issuance costs)	128,556	128,474	128,392	128,310	54,699
Total stockholders' equity	613,927	594,871	578,557	564,266	565,437

Quarterly Average Balances
Total assets	$5,261,493	$5,186,173	$5,104,661	$5,088,823	$4,916,549
Loans receivable:
Commercial	$941,619	$850,038	$808,764	$820,562	$761,147
Commercial real estate (including multifamily)	2,725,652	2,723,572	2,654,276	2,643,466	2,566,959
Commercial construction	464,556	494,460	494,092	482,391	439,629
Residential	304,954	294,758	282,504	275,263	268,047
Consumer	4,292	3,205	5,685	4,659	3,849
Gross loans	4,441,073	4,366,033	4,245,321	4,226,341	4,039,631
Unearned net origination fees	(3,340)	(3,182)	(3,208)	(3,110)	(3,485)
Loans receivable	4,437,733	4,362,851	4,242,113	4,223,231	4,036,146
Loans held-for-sale	211	54	30,099	24,766	57,812
Total loans	$4,437,944	$4,362,905	$4,272,212	$4,247,997	$4,093,958

Investment securities	$421,316	$415,074	$424,854	$437,141	$417,560
Goodwill and other intangible assets	147,741	147,883	148,046	148,215	148,383
Deposits:
Noninterest-bearing demand	$775,824	$761,782	$719,372	$724,471	$712,391
Time deposits	1,329,743	1,296,165	1,280,471	1,207,368	1,114,670
Other interest-bearing deposits	1,915,353	1,854,763	1,765,577	1,815,122	1,855,688
Total deposits	$4,020,920	$3,912,710	$3,765,420	$3,746,961	$3,682,749

Borrowings	$477,800	$531,251	$613,763	$630,117	$588,260
Subordinated debentures (net of debt issuance costs)	128,502	128,420	128,339	115,182	54,672
Total stockholders' equity	606,378	590,128	574,992	575,029	567,308

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2017

	(dollars in thousands, except for per share data)
Net interest income	$40,161	$39,962	$38,945	$38,147	$39,808
Provision for loan losses	1,100	1,100	1,100	17,800	2,000
Net interest income after provision for loan losses	39,061	38,862	37,845	20,347	37,808
Noninterest income
Income on bank owned life insurance	794	751	775	774	779
Net gains on sale of loans held-for-sale	30	2	12	17	588
Deposit, loan and other income	691	676	601	616	657
Total noninterest income	1,515	1,429	1,388	1,407	2,024

Noninterest expenses
Salaries and employee benefits	9,988	10,181	9,736	9,679	9,418
Occupancy and equipment	2,001	2,137	2,031	2,143	1,948
FDIC insurance	765	735	765	850	935
Professional and consulting	1,129	891	825	723	671
Marketing and advertising	244	192	337	207	226
Data processing	1,080	1,102	1,091	1,148	1,069
Merger expenses	936	375	24	-	-
Amortization of core deposit intangible	144	145	169	169	169
Increase in valuation allowance, loans held-for-sale	-	-	-	-	267
Other expenses	1,979	2,529	2,130	2,140	1,863
Total noninterest expenses	18,266	18,287	17,108	17,059	16,566

Income before income tax expense	22,310	22,004	22,125	4,695	23,266
Income tax expense	3,638	2,102	4,598	444	12,686
Net income	$18,672	$19,902	$17,527	$4,251	$10,580

Reconciliation of GAAP Earnings to Adjusted Earnings:
Net income	$18,672	$19,902	$17,527	$4,251	$10,580
Merger expenses (after taxes)	739	297	19	-	-
Deferred tax valuation adjustment	-	(1,408)	-	-	5,574
Tax benefit on employee share-based awards (ASU 2016-09)	(223)	(297)	(49)	(541)	-
Provision related to taxi medallion loans (after taxes)	-	-	-	13,430	-
Increase in valuation allowance, loans held-for-sale (after taxes)	-	-	-	-	182
Net income-adjusted	$19,188	$18,494	$17,497	$17,140	$16,336

Weighted average diluted shares outstanding	32,378,739	32,319,060	32,321,150	32,238,048	32,252,759

Diluted EPS (GAAP)	$0.58	$0.61	$0.54	$0.13	$0.33
Diluted EPS-adjusted (Non-GAAP) (1)	0.59	0.57	0.54	0.53	0.51

Return on Assets Measures
Net income-adjusted	$19,188	$18,494	$17,497	$17,140	$16,336

Average assets	$5,261,493	$5,186,173	$5,104,661	$5,088,823	$4,916,549
Less: average intangible assets	(147,741)	(147,883)	(148,046)	(148,215)	(148,383)
Average tangible assets	$5,113,752	$5,038,290	$4,956,615	$4,940,608	$4,768,166
Return on avg. assets (GAAP)	1.41%	1.52%	1.38%	0.34%	0.85%
Return on avg. assets-adjusted (non-GAAP) (2)	1.45	1.41	1.37	1.37	1.32
______________
(1) Represents adjusted earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2017

Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$19,188	$18,494	$17,497	$17,140	$16,336

Average common equity	$606,378	$590,128	$574,992	$575,029	$567,308
Less: average intangible assets	(147,741)	(147,883)	(148,046)	(148,215)	(148,383)
Average tangible common equity	$458,637	$442,245	$426,946	$426,814	$418,925

Return on avg. common equity (GAAP)	12.22%	13.38%	12.23%	3.00%	7.40%
Return on avg. common equity-adjusted (non-GAAP) (3)	12.55	12.43	12.21	12.09	11.42
Return on avg. tangible common equity (non-GAAP) (4)	16.24	17.95	16.58	4.15	10.11
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	16.69	16.68	16.55	16.40	15.57

Efficiency Measures
Total noninterest expenses	$18,266	$18,287	$17,108	$17,059	$16,566
Increase in valuation allowance, loans held-for-sale	-	-	-	-	(267)
Merger expenses	(936)	(375)	(24)	-	-
Foreclosed property expense	(8)	(196)	(11)	(51)	(32)
Operating noninterest expense	$17,322	$17,716	$17,073	$17,008	$16,267

Net interest income (tax equivalent basis)	$40,678	$40,444	$39,409	$38,610	$40,744
Noninterest income	1,515	1,429	1,388	1,407	2,024
Operating revenue	$42,193	$41,873	$40,797	$40,017	$42,768

Operating efficiency ratio (non-GAAP) (6)	41.1%	42.3%	41.8%	42.5%	38.0%

Net Interest Margin
Average interest-earning assets	$4,941,425	$4,856,678	$4,771,523	$4,799,453	$4,603,659

Net interest income (tax equivalent basis)	$40,678	$40,444	$39,409	$38,610	$40,744
Impact of purchase accounting fair value marks	(148)	(195)	(680)	(240)	(1,026)
Adjusted net interest income (tax equivalent basis)	$40,530	$40,249	$38,729	$38,370	$39,718

Net interest margin (GAAP)	3.27%	3.30%	3.31%	3.26%	3.51%
Adjusted net interest margin (non-GAAP) (7)	3.25	3.29	3.26	3.24	3.42
______________
(3) Adjusted earnings available to common stockholders divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(5) Adjusted earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2017

Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$613,927	$594,871	$578,557	$564,266	$565,437
Less: intangible assets	(147,646)	(147,791)	(147,936)	(148,104)	(148,273)
Tangible common equity	$466,281	$447,080	$430,621	$416,162	$417,164

Total assets	$5,462,092	$5,368,641	$5,275,368	$5,158,368	$5,108,442
Less: intangible assets	(147,646)	(147,791)	(147,936)	(148,104)	(148,273)
Tangible assets	$5,314,446	$5,220,850	$5,127,432	$5,010,264	$4,960,169

Common shares outstanding	32,328,542	32,238,264	32,184,047	32,175,233	32,071,860

Common equity ratio (GAAP)	11.24%	11.08%	10.97%	10.94%	11.07%
Tangible common equity ratio (non-GAAP) (8)	8.77	8.56	8.40	8.31	8.41

Regulatory capital ratios (Bancorp):
Leverage ratio	9.34%	9.15%	8.93%	8.65%	8.92%
Common equity Tier 1 risk-based ratio	9.75	9.50	9.33	9.14	9.15
Risk-based Tier 1 capital ratio	9.86	9.61	9.44	9.25	9.26
Risk-based total capital ratio	13.15	12.94	12.81	12.66	11.04

Regulatory capital ratios (Bank):
Leverage ratio	10.78%	10.64%	10.43%	10.20%	9.84%
Common equity Tier 1 risk-based ratio	11.37	11.18	11.02	10.91	10.21
Risk-based Tier 1 capital ratio	11.37	11.18	11.02	10.91	10.21
Risk-based total capital ratio	12.75	12.57	12.42	12.31	10.90

Book value per share (GAAP)	$18.99	$18.45	$17.98	$17.54	$17.63
Tangible book value per share (non-GAAP) (9)	14.42	13.87	13.38	12.93	13.01

Net Loan Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$920	$6	$47	$17,038	$156
Recoveries	(25)	(61)	(12)	(19)	(34)
Net loan charge-offs (recoveries)	$895	$(55)	$35	$17,019	$122
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.08%	(0.01)%	0.00%	1.63%	0.01%

Asset Quality
Nonaccrual taxi medallion loans	$28,043	$28,482	$28,944	$29,405	$46,765
Nonaccrual loans (excluding taxi medallion loans)	23,812	24,533	20,771	20,631	18,848
Other real estate owned	-	-	1,076	1,076	538
Total nonperforming assets	$51,855	$53,015	$50,791	$51,112	$66,151

Performing troubled debt restructurings	$9,532	$11,243	$12,827	$14,349	$14,920

Allowance for loan losses ("ALLL")	$34,954	$34,749	$33,594	$32,529	$31,748

Loans receivable	$4,541,092	$4,462,487	$4,360,854	$4,202,679	$4,171,456
Less: taxi medallion loans	28,043	28,482	28,944	29,405	46,765
Loans receivable (excluding taxi medallion loans)	$4,513,049	$4,434,005	$4,331,910	$4,173,274	$4,124,691

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.53%	0.55%	0.48%	0.49%	0.46%
Nonaccrual loans as a % of loans receivable	1.14	1.19	1.14	1.19	1.57
Nonperforming assets as a % of total assets	0.95	0.99	0.96	0.99	1.29
ALLL as a % of loans receivable	0.77	0.78	0.77	0.77	0.76
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	146.8	141.6	161.7	157.7	168.4
ALLL as a % of nonaccrual loans	67.4	65.5	67.6	65.0	48.4
______________
(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
Interest-earning assets:	Average Balance	Interest	Rate (8)	Average Balance	Interest	Rate (8)	Average Balance	Interest	Rate (8)
Investment securities (1) (2)	$433,686	$3,429	3.14%	$423,566	$3,147	2.95%	$417,954	$3,162	3.00%
Total loans (2) (3) (4)	4,437,944	53,584	4.79	4,362,905	51,973	4.73	4,093,958	47,389	4.59
Federal funds sold and interest-
bearing deposits with banks	44,163	232	2.08	42,164	183	1.72	61,933	156	1.00
Restricted investment in bank stock	25,632	495	7.66	28,043	530	7.50	29,814	440	5.86
Total interest-earning assets	4,941,425	57,740	4.64	4,856,678	55,833	4.56	4,603,659	51,147	4.41
Allowance for loan losses	(35,036)			(33,943)			(30,478)
Noninterest-earning assets	355,104			363,438			343,368
Total assets	$5,261,493			$5,186,173			$4,916,549

Interest-bearing liabilities:
Time deposits	$1,329,743	7,062	2.11	$1,296,165	6,477	1.98	1,114,670	4,172	1.48
Other interest-bearing deposits	1,915,353	5,336	1.11	1,854,763	4,204	0.90	1,855,688	2,780	0.59
Total interest-bearing deposits	3,245,096	12,398	1.52	3,150,928	10,681	1.34	2,970,358	6,952	0.93

Borrowings	477,800	2,783	2.31	531,251	2,839	2.12	588,260	2,597	1.75
Subordinated debentures (5)	128,502	1,843	5.69	128,420	1,831	5.66	54,672	814	5.91
Capital lease obligation	2,520	38	5.98	2,554	38	5.90	2,655	40	5.98
Total interest-bearing liabilities	3,853,918	17,062	1.76	3,813,153	15,389	1.60	3,615,945	10,403	1.14

Noninterest-bearing demand deposits	775,824			761,782			712,391
Other liabilities	25,373			21,110			20,905
Total noninterest-bearing liabilities	801,197			782,892			733,296
Stockholders' equity	606,378			590,128			567,308
Total liabilities and stockholders' equity	$5,261,493			$5,186,173			$4,916,549

Net interest income (tax equivalent basis)		40,678			40,444			40,744
Net interest spread (6)			2.88%			2.96%			3.27%

Net interest margin (7)			3.27%			3.30%			3.51%

Tax equivalent adjustment		(517)			(482)			(936)
Net interest income		$40,161			$39,962			$39,808

(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate as of December 31, 2018 and September 30, 2018 and a 35% federal tax rate as of December 31, 2017.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,652, $1,735, and $483 as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively
Amortization expense related to debt issuance costs included in interest expense was $82, $82 and $41 as of December 31, 2018, September 30, 2018 and December 31, 2017, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.